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                                                                    EXHIBIT 10.4

                                    GUARANTEE



         Guarantee dated as of September , 2002 made by Ramsay Youth Services, Inc. (the "Guarantor"). Reference is made to the Commercial Lease made on September __, 2002 (the "Lease") between Ramsay Youth Services of Georgia, Inc. (the "Tenant") and Ramsay Hospital Properties, Inc. (the "Landlord") being entered into by the Landlord and the Tenant contemporaneously with the execution and delivery hereof. All capitalized terms used herein and not otherwise defined shall have the meanings of such terms as defined in the Lease.
         The Guarantor owns 100% of the issued and outstanding capital stock of the Tenant. The Guarantor, in consideration of and as an inducement to the Landlord to enter into the Lease with the Tenant, and for other good and valuable consideration, the receipt of which is hereby acknowledged, hereby agrees with the Landlord as follows:

         1. The Guarantor hereby unconditionally and irrevocably guarantees to the Landlord the prompt and complete payment when due of all amounts owing to the Landlord by the Tenant under the Lease and the timely satisfaction of all other obligations owed by the Tenant to the Landlord pursuant to the Lease (such amounts owing and other obligations are herein referred to collectively as the "Obligations").

         2. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance (and not merely of collection) without regard to the validity or enforceability of the Lease or any right of defense, set-off or counterclaim which may at any time be available to or be asserted by the Tenant against the Landlord (other than a right of defense arising out of a breach by the Landlord of a material term of the Lease), or by


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any other circumstance whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Tenant or the Guarantor from the Obligations, in bankruptcy or in any other instance, and the obligations and liabilities of the Guarantor shall not be conditioned or contingent upon the pursuit by the Landlord or any other person at any time of any right or remedy against the Tenant or against any other person which may be or become liable in respect of all or any part of the Obligations.

         3. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the Guarantor's successors and assigns, and shall inure to the benefit of the Landlord and its successors and assigns until the Obligations shall have been irrevocably satisfied by payment and performance in full.

         4. All notices, requests and demands hereunder shall be in writing and delivered by hand, or by registered or certified mail, return receipt requested, addressed to the Guarantor at:

                           Ramsay Youth Services, Inc.
                          One Alhambra Plaza, Suite 750
                           Coral Gables, Florida 33134

                       Attention: Chief Executive Officer

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed on its behalf as of the __ day of September, 2002.

                              RAMSAY YOUTH SERVICES, INC.

                              By:
                                 -------------------------------------
                                       Name:
                                       Title:


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